UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	April 28, 2008

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
8 West Main Street, Niantic, Connecticut	06352
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 739-8030

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

The Registrant co-sponsors the 12th Annual Gilder/Forbes Telecosm Conference, Telecosm 2008: The Exaflood, taking place May 27 - May 29, 2008 at The Sagamore in Lake George, New York. Event hosts George Gilder, Steve Forbes, and Forbes publisher, Rich Karlgaard, will be joined by the world's leading scientists, engineers, technology executives, entrepreneurs and public policy decision makers to promote investment in innovation.

A copy of the News Release dated April 17, 2008 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated April 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :  April 29, 2008

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

For Investor Relations Contact: (860) 739 - 8030

USVO CO-SPONSORS 12TH ANNUAL GILDER/FORBES TELECOSM CONFERENCE TELECOSM 2008: THE EXAFLOOD

(Niantic, CT – April 28, 2008) – USA Video Interactive Corp. (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF) co-sponsors the 12th Annual Gilder/Forbes Telecosm Conference, Telecosm 2008: The Exaflood, taking place May 27 - May 29, 2008 at The Sagamore in Lake George, New York. Event hosts George Gilder, Steve Forbes, and Forbes publisher, Rich Karlgaard, will be joined by the world's leading scientists, engineers, technology executives, entrepreneurs and public policy decision makers to promote investment in innovation.

For three days, Telecosm 2008 hosts, speakers and attendees will debate, discuss, decode and decipher the digital and communications technologies and policies vital to the build-out of the global Internet infrastructure, the next phase of which is estimated to entail total new investments of some $137 billion worldwide by 2010.  The conference will be attended by 250-300 senior VP and C-level executives, engineers, strategists, technologists, sales representatives, serial entrepreneurs and government representatives, as well as business leaders from technology and communications companies, institutional investment advisors, and high-net-worth private investors, accompanied by media and trade press and leading public policy officials.

“The Gilder/Forbes Telecosm Conference is the high point of our year, when our favored technologies face intense scrutiny, new potential investments opportunities go under the bright lights, and the major issues confronting the tech industry are rigorously debated. USVO is a valuable addition to the Telecosm 2008 program,” stated George Gilder, President of Gilder Publishing, LLC.

“This event gives USVO the opportunity to share the scientific research and development of our content protection technology, which can help advance the speed to market for rich media,” said Tom Perovic, Chief Engineer of USVO. “We know that a trust based enforcement strategy is the right approach to security in the exaflood coming to the networked world, enabling more prosperity from technology.”

About Gilder/Forbes Telecosm:

For twelve years, the Gilder/Forbes Telecosm Conference - the world-famous technology conference hosted annually by George Gilder and Steve Forbes - has been recognized as one of the most prestigious venues in the world for breaking information on breakthrough technologies and forward-thinking companies and investment strategies. It is an exclusive gathering of engineers, entrepreneurs, investors, public policy decision makers, and the top thought leaders and business executives from the world's leading technology and communications companies. Website: http://www.telecosmconference.com/

For further information about the market USVO is focused on with its anti-piracy products, please go to: http://blog.usvo.com/.

About USVO:

USA Video Interactive Corp. (“USVO”) designs and markets technology for delivery of digital media. USVO developed its MediaEscort™, MediaSentinel™ and SmartMark™ digital watermarking products and technology to provide a robust means for producers and distributors to invisibly protect their content. USA Video Technology Corp., a wholly owned subsidiary of USVO, holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, Italy, and Japan. For more information, visit www.usvo.com.

USA Video Interactive Corporate Headquarters Office: 8 West Main Street, Niantic, Connecticut, 06357  Telephone  (860) 739 - 8030

Facsimile (860) 739 - 8070; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact (860) 739 – 8030 or contact@usvo.com.

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

MediaEscort, MediaSentinel and SmartMark are trademarks of USA Video Interactive Corp.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

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